EXECUTION COPY

SECOND INCREMENTAL TERM C FACILITY AMENDMENT

Dated as of September 30, 2008

SECOND INCREMENTAL TERM C FACILITY AMENDMENT (this “Amendment”) among UNITEK ACQUISITION, INC., a Delaware corporation (the “Borrower”), the Second Incremental Term C Lenders (as such term is defined below), and ROYAL BANK OF CANADA, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions and other lenders parties to the First Lien Credit Agreement referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENTS:

(1)           The Borrower, Lenders and the Administrative Agent have entered into a First Lien Credit Agreement dated as of September 27, 2007 (such First Lien Credit Agreement, as otherwise amended, supplemented or modified prior to the date hereof, the “First Lien Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the First Lien Credit Agreement.

(2)           The Borrower, the financial institutions and other lenders party to the Second Lien Term Loan Agreement and the Administrative Agent have entered into a Second Lien Term Loan Agreement dated as of September 27, 2007 (such Second Lien Term Loan Agreement, as otherwise amended, supplemented or modified prior to the date hereof, the “Second Lien Term Loan Agreement”).

(3)           As provided in Section 2.18 of the First Lien Credit Agreement, the Borrower and the Administrative Agent hereby agree to make certain technical amendments to the First Lien Credit Agreement in respect of the Second Incremental Term C Facility thereto, as hereinafter set forth.

(4)           Accordingly, the Second Incremental Term C Facility shall be implemented as follows:

SECTION 1.         Second Incremental Term C Facility.  Pursuant to Section 2.18 of the First Lien Credit Agreement, the lender listed under the heading “Second Incremental Term C Lender” on the signature pages hereof (the “Second Incremental Term C Lender”) agrees to commit an amount equal to the amount set forth opposite the name of such Second Incremental Term C Lender listed on Schedule I hereto (the “Second Incremental Term C Commitment”), each Second Incremental Term C Commitment to be effective as of September 30, 2008.

SECTION 2.          Second Incremental Term C Commitment. The Term C Incremental Lender hereby acknowledges that it has made the Second Incremental Term C Commitment set forth opposite its Second Incremental Term C Lender’s name on Schedule I to this Amendment.  Each of the Borrower and the Second Incremental Term C Lender hereby agrees that from and after September 30, 2008, such Second Incremental Term C Lender shall be a “Term C Lender” for all purposes under the First Lien Credit Agreement.

SECTION 3.          Interest.  The Borrower shall pay interest on the unpaid principal amount of all Term C Advances made by the Incremental Term C Lender from the date of such Advance until such principal amount shall be paid in full, at a rate equal to 14.5% per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December.

SECTION 4.          Conditions Precedent to Effectiveness.  This Amendment shall become effective as of September 30, 2008 if, and only if:

(a)           on the date of Borrowing under the Second Incremental Term C Facility, the following statements shall be true and the Administrative Agent shall have received for the account of the Second Incremental Term C Lender, a Borrowing Notice delivered pursuant to Section 2.02 of the First Lien Credit Agreement, signed by a Responsible Officer of the Borrower, dated the date of such Borrowing, stating that:

(i)           the representations and warranties contained in each Loan Document are true and correct in all material respects on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date; and

(ii)          no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.

(b)           after giving pro forma effect to the incurrence of the Second Incremental Term C Facility, the Borrower shall be in compliance with all financial covenants set forth in Section 5.04 of the Credit Agreement;

(c)           after giving pro forma effect to the incurrence of the Second Incremental Term C Facility, the Total Leverage Ratio shall not be higher than that immediately prior to the application of the proceeds of the Second Incremental Term C Facility;

(d)           on or prior to such date the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Second Incremental Term C Lenders; and

(e)           the Borrower has paid to ELB Capital Management LLC a closing fee of $200,000 in cash.

SECTION 5.         Reference to and Effect on the Credit Agreement and other Loan Documents.(a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “the Credit Agreement”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the First Lien Credit Agreement shall mean and be a reference to the First Lien Credit Agreement, as amended by this Amendment.

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(b)           The First Lien Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.          Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.          Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UNITEK ACQUISITION, INC., as Borrower

By:	/s/ C. S. Hisey
	Name:	C. S. Hisey
	Title:	Vice President and Secretary

ACKNOWLEDGED AND AGREED
as of the date first written above by the
undersigned Guarantors:

UNITEK MIDCO, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, LLC
DIRECTSAT USA, LLC
FTS USA, LLC
WTW USA, LLC

By:	/s/ C. S. Hisey
Name:	C. S. Hisey
Title:	CEO

Unitek Second Incremental Term C Amendment

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

Unitek Second Incremental Term C Amendment

Second Incremental Term C Lender

UNINV II, L.P.

By:	UNINV II GP, LLC, its general partner

	By:	ELB Capital Management LLC, its sole member

		By:	/s/ Eric L. Blum
Name: Eric L. Blum
Title: Chairman

Unitek Second Incremental Term C Amendment

SCHEDULE I

Second Incremental Term C Lender	Amount of Second Incremental Term C Commitment

UNINV II, L.P.	$8,000,000

Unitek Second Incremental Term C Amendment